Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED FINANCIAL DATA

On June 25, 2021 Rennova Health, Inc. (the “Company”) sold its subsidiaries, Health Technology Solutions, Inc. (“HTS”) and Advanced Molecular Services, Inc. (“AMSG”) to VisualMED Clinical Solutions Corp. (“VisualMED”). HTS and AMSG held the Company’s software and genetic testing interpretation divisions and were reflected as discontinued operations on the Company’s consolidated financial statements.

In consideration for the shares of HTS and AMSG and the elimination of inter-company debt between the Company and HTS and AMSG, VisualMED issued the Company 14,000 shares of its Series B Non-Voting Convertible Preferred Stock (the “Series B Preferred Stock”). The number of shares of Series B Preferred Stock will be subject to a post-closing adjustment. Each share of Series B Preferred Stock has a stated value of $1,000 and is convertible into that number of shares of VisualMED common stock equal to the stated value divided by 90% of the average closing price of the VisualMED common stock during the 10 trading days immediately prior to the conversion date. Conversion of the Series B Preferred Stock, however, is subject to the limitation that no conversion can be made to the extent the holder’s beneficial interest (as defined pursuant to the terms of the Series B Preferred Stock) in the common stock of VisualMED would exceed 4.99%. The shares of Series B Preferred Stock may be redeemed by VisualMED upon payment of the stated value of the shares plus any accrued declared and unpaid dividends.

The following unaudited pro forma condensed consolidated financial statements illustrate the effect of the sale to the extent that the transaction has not yet been fully reflected in the Company’s historical consolidated financial statements. The unaudited pro forma condensed consolidated statements of operations give effect to the sale as if it occurred at the beginning of the period presented. The unaudited pro forma condensed consolidated financial statements have been derived from, and should be read in conjunction with, the Company’s historical consolidated financial statements, including the notes thereto, in the Company’s Quarterly Report filed on Form 10-Q for the quarter ended March 31, 2021 and its Annual Report filed on Form 10-K for the year ended December 31, 2020. The weighted average number of shares of common stock outstanding and the net loss per share amounts reflected in the unaudited pro forma condensed consolidated statements of operations give effect to the 1-for-1,000 reverse stock split effected by the Company on July 16, 2021.

The unaudited pro forma condensed consolidated financial statements are not necessarily indicative of the results of operations that would have been achieved had the transaction described above occurred on the dates indicated or that may be expected to occur in the future as a result of such transaction.

Unaudited Pro Forma Condensed Consolidated Balance Sheet
March 31, 2021

		Pro Forma
	Rennova	Adjustments for		Rennova
	Health, Inc.	Sale of		Health, Inc.
	Historical	HTS and AMSG		Pro Forma

ASSETS
Current assets:
Cash, inventory and prepaid expenses and other current assets	$643,953	$-		$643,953
Income tax refunds receivable	1,139,226	-		1,139,226
Current assets of discontinued operations classified as held for sale	147,807	(146,211)	(b)	1,596
Total current assets	1,930,986	(146,211)		1,784,775

Property and equipment, net	7,623,326	-		7,623,326
Intangibles, net, deposits and right-of use-assets	1,481,309	-		1,481,309
VisualMed Series B Preferred Stock	-	8,500,000	(a)	8,500,000
Non-current assets of discontinued operations classified as held for sale	177,549	(948)	(b)	176,601

Total assets	$11,213,170	$8,352,841		$19,566,011

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and checks issued in excess of bank accounts balance	$15,958,517	$-		$15,958,517
Accrued expenses	19,392,124	-		19,392,124
Income taxes payable	1,157,812	-		1,157,812
Current portion of notes payable	5,993,895	-		5,993,895
Current portion of note payable, related party	2,627,000	-		2,627,000
Current portion of debentures	12,690,539	-		12,690,539
Other liabilities	900,775	-		900,775
Current liabilities of discontinued operations classified as held for sale	3,843,955	(2,238,720)	(b)	1,605,235
Total current liabilities	62,564,617	(2,238,720)		60,325,897

Other liabilities:
Notes payable, net and right-of use operating
lease obligations	1,478,148	-		1,478,148
Non-current liabilities of discontinued operations
classified as held for sale	82,151	(82,151)	(b)	-
Total liabilities	64,124,916	(2,320,871)		61,804,045

Commitments and contingencies

Stockholders’ deficit	(52,911,746)	8,500,000	(a)
		2,173,712	(c)	(42,238,034)
Total liabilities and stockholders’ deficit	$11,213,170	$8,352,841		$19,566,011

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Three Months Ended March 31, 2021

		Pro Forma
	Rennova	Adjustments		Rennova
	Health, Inc.	Sale of		Health, Inc.
	Historical	HTS and AMSG		Pro Forma

Revenues, net	$(650,692)	$-		$(650,692)

Operating expenses:
Direct costs of revenue	1,597,098	-		1,597,098
General and administrative	2,790,479	-		2,790,479
Depreciation and amortization	185,224	-		185,224
Total operating expenses	4,572,801	-		4,572,801

Loss from continuing operations before other income (expense) and income taxes	(5,223,493)	-		(5,223,493)

Other income (expense):
Other income (expense), net	2,468,789	-		2,468,789
Interest expense	(912,624)	-		(912,624)
Total other income (expense), net	1,556,165	-		1,556,165

Net loss from continuing operations before income taxes	(3,667,328)	-		(3,667,328)

Benefit from income taxes	-	-		-

Net income (loss) from continuing operations	(3,667,328)	-		(3,667,328)

Net income (loss) income from discontinued operations (e)	(226,666)	8,500,000	(a)
		2,173,712	(c)
		175,464	(d)	10,622,510

Net income (loss)	(3,893,994)	10,849,176		6,955,182
Deemed dividends	(50,358,149)	-		(50,358,149)
Net income (loss) to common stockholders	$(54,252,143)	$10,849,176		$(43,402,967)

Net loss per share of common stock:
Total basic and diluted	$(218.03)			$(174.43)
Weighted average number of shares of common outstanding during the period:
Basic and diluted	248,824			248,824

Unaudited Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2020

		Pro Forma
	Rennova	Adjustments		Rennova
	Health, Inc.	Sale of		Health, Inc.
	Historical	HTS and AMSG		Pro Forma

Revenues, net	$7,200,120	$-		$7,200,120

Operating expenses:
Direct costs of revenue	11,783,526	-		11,783,526
General and administrative	11,660,899	-		11,660,899
Asset impairment	250,000	-		250,000
Depreciation and amortization	700,993	-		700,993
Total operating expenses	24,395,418	-		24,395,418

Loss from continuing operations before other income (expense) and income taxes	(17,195,298)	-		(17,195,298)

Other income (expense):
Other income (expense), net	5,371,484	-		5,371,484
Net gain from legal settlements	671,613	-		671,613
Gain on extinguishment of debt	2,041,038	-		2,041,038
Interest expense	(9,840,724)	-		(9,840,724)
Total other income (expense), net	(1,756,589)	-		(1,756,589)

Net loss from continuing operations before income taxes	(18,951,887)	-		(18,951,887)

Benefit from income taxes	1,308,180	-		1,308,180

Net loss from continuing operations	(17,643,707)	-		(17,643,707)

Net income (loss) from discontinued operations (e)	(696,067)	8,500,000	(a)
		2,087,462	(c)
		606,451	(d)	10,497,846

Net income (loss)	(18,339,774)	11,193,913		(7,145,861)
Deemed dividends	(263,254,718)	-		(263,254,718)
Net income (loss) to common stockholders	$(281,594,492)	$11,193,913		$(270,400,579)

Net loss per share of common stock:
Total basic and diluted	$(94,273.35)			$(90,525.80)
Weighted average number of shares of common stock outstanding during the period:
Basic and diluted	2,987			2,987

Pro Forma Adjustments:

(a)	To reflect the sale of HTS and AMSG for 14,000 shares of VisualMED’s Series B Preferred Stock valued at $8,500,000 and the resulting gain on sale. The number of shares of Series B Preferred Stock will be subject to a post-closing adjustment. In determining the value of the VisualMED Series B Preferred Stock, the Option Price Method (“OPM”) and the Black Scholes model were used. In the OPM, the exercise price is based on a comparison with the enterprise value with the exercise price equal to the remaining value immediately after the preferred interests are liquidated. The Black Scholes model was used to price the call options. The assumptions used were: risk free rate of 0.84%; volatility of 250.0%; and exit period of 5 years. Lastly, a discount rate of 35% was applied due to the lack of marketability of the VisualMED Series B Preferred Stock and the underlying liquidity of VisualMED’s common stock.

(b)	To remove the assets and liabilities of HTS and AMSG as a result of the sale to VisualMED.

(c)	To record the gain on sale resulting from the transfer of the net liabilities of HTS and AMSG to VisualMED.

(d)	To remove the results of operations of HTS and AMSG as a result of the sale to VisualMED.

(e)	The Company has federal and state net operating loss carryforwards that will be utilized to offset any income taxes resulting from the sale of HTS and AMSG to VisualMED.